EXHIBIT 99.3

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

On July 1, 2022, Helix Energy Solutions Group, Inc. (“Helix”) completed the previously announced acquisition of the Alliance group of companies (collectively, “Alliance”), pursuant to which Helix purchased all of the equity interests of Alliance (the “Acquisition”). The Acquisition was made pursuant to an Equity Purchase Agreement (the “Purchase Agreement”), dated May 16, 2022, by and among Helix Alliance Decom, LLC, a Delaware limited liability company (“Purchaser”), a wholly owned subsidiary of Helix, Stephen J. Williams, an individual resident of the State of Louisiana (“Seller”), and Helix.

The unaudited pro forma combined financial information has been derived from:

●	audited consolidated financial statements and related notes of Helix as of and for the year ended December 31, 2021, as included in Helix’s Annual Report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 24, 2022;
●	interim unaudited condensed consolidated financial statements and related notes of Helix as of and for the six months ended June 30, 2022, as included in Helix’s Quarterly Report on Form 10-Q filed with the SEC on July 27, 2022;
●	audited combined consolidated financial statements and related notes of Alliance Maritime Holdings, LLC and related entities as of and for the year ended December 31, 2021, included as Exhibit 99.1 in Helix’s Current Report on Form 8-K/A to which this Exhibit 99.3 is attached; and
●	interim unaudited condensed combined consolidated financial statements and related notes of Alliance Maritime Holdings, LLC and related entities as of and for the six months ended June 30, 2022, included as Exhibit 99.2 in Helix’s Current Report on Form 8-K/A to which this Exhibit 99.3 is attached.

The unaudited pro forma condensed combined financial information should be read in conjunction with the historical financial statements of Helix and Alliance as well as the accompanying notes to the unaudited pro forma condensed combined financial information.

The pro forma adjustments are based on available information and certain assumptions that management believes are reasonable. The unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent Helix’s actual consolidated financial position or results of operations had the Acquisition been completed as of the dates presented, nor should it be considered indicative of Helix’s future consolidated financial position or results of operations.

The unaudited pro forma condensed combined financial information does not reflect any cost savings, operating synergies or revenue enhancements that the combined entity may achieve as a result of the acquisition or the costs necessary to achieve any such cost savings, operating synergies or revenue enhancements.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

JUNE 30, 2022

(in thousands)

	Historical		Pro Forma
			Transaction
			Accounting		Pro Forma
	Helix	Alliance	Adjustments	Notes	Combined
ASSETS
Current assets:
Cash and cash equivalents	$260,595	$6,336	$(118,887)	A	$148,044
Restricted cash	2,505	345	—		2,850
Accounts receivable, net	153,314	44,188	(810)	B	196,692
Other current assets	68,990	3,977	—		72,967
Due from related parties	—	114	(114)	C	—
Total current assets	485,404	54,960	(119,811)		420,553
Property and equipment	2,860,872	151,805	(33,292)	D	2,979,385
Less accumulated depreciation	(1,321,699)	(86,781)	86,781	D	(1,321,699)
Property and equipment, net	1,539,173	65,024	53,489		1,657,686
Operating lease right-of-use assets	139,262	1,205	—		140,467
Other assets, net	49,814	2,133	1,500	E	53,447
Total assets	$2,213,653	$123,322	$(64,822)		$2,272,153

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$99,716	$20,370	$—		$120,086
Accrued liabilities	85,180	3,128	1,446	F	89,754
Current maturities of long-term debt	8,133	8,122	(8,122)	G	8,133
Current operating lease liabilities	39,697	612	—		40,309
Total current liabilities	232,726	32,232	(6,676)		258,282
Long-term debt	258,977	43,604	(43,604)	G	258,977
Operating lease liabilities	103,548	593	—		104,141
Deferred tax liabilities	86,416	—	6,713	H	93,129
Other non-current liabilities	196	—	26,700	I	26,896
Due to members	—	6,493	(6,493)	C	—
Due to related parties	—	71,263	(71,263)	C	—
Total liabilities	681,863	154,185	(94,623)		741,425
Equity:
Common stock, no par	1,295,016	—	—		1,295,016
Members' deficit	—	(30,863)	30,863	C	—
Retained earnings	339,342	—	(1,062)	F	338,280
Accumulated other comprehensive loss	(102,568)	—	—		(102,568)
Total equity	1,531,790	(30,863)	29,801		1,530,728
Total liabilities and equity	$2,213,653	$123,322	$(64,822)		$2,272,153

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE SIX MONTHS ENDED JUNE 30, 2022

(in thousands, except per share amounts)

	Historical		Pro Forma
			Transaction
			Accounting		Pro Forma
	Helix	Alliance	Adjustments	Notes	Combined
Net revenues	$312,737	$79,737	$—		$392,474
Cost of sales	332,700	65,022	192	A	397,914
Gross profit (loss)	(19,963)	14,715	(192)		(5,440)
Gain on disposition of assets, net	—	15	—		15
Selling, general and administrative expenses	(31,990)	(2,505)	—		(34,495)
Income (loss) from operations	(51,953)	12,225	(192)		(39,920)
Equity in earnings of investment	8,184	—	—		8,184
Net interest expense	(9,973)	(4,453)	4,453	B	(9,973)
Other expense, net	(17,352)	(104)	—		(17,456)
Royalty income and other	2,938	—	—		2,938
Income (loss) before income taxes	(68,156)	7,668	4,261		(56,227)
Income tax provision	3,574	—	2,505	C	6,079
Net income (loss)	$(71,730)	$7,668	$1,756		$(62,306)

Loss per share of common stock:
Basic	$(0.47)				$(0.41)
Diluted	$(0.47)				$(0.41)

Weighted average common shares outstanding:
Basic	151,174				151,174
Diluted	151,174				151,174

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2021

(in thousands, except per share amounts)

	Historical		Pro Forma
			Transaction
			Accounting		Pro Forma
	Helix	Alliance	Adjustments	Notes	Combined
Net revenues	$674,728	$114,323	$—		$789,051
Cost of sales	659,335	100,677	1,404	A	761,416
Gross profit (loss)	15,393	13,646	(1,404)		27,635
Gain (loss) on disposition of assets, net	(631)	1,500	—		869
Selling, general and administrative expenses	(63,449)	(5,618)	(1,446)	D	(70,513)
Income (loss) from operations	(48,687)	9,528	(2,850)		(42,009)
Equity in losses of investment	(1)	—	—		(1)
Net interest expense	(23,201)	(6,688)	6,688	B	(23,201)
Gain (loss) on extinguishment of long-term debt	(136)	1,394	—		1,258
Other expense, net	(1,490)	(485)	—		(1,975)
Royalty income and other	2,873	—	—		2,873
Income (loss) before income taxes	(70,642)	3,749	3,838		(63,055)
Income tax provision (benefit)	(8,958)	—	1,593	C	(7,365)
Net income (loss) attributable to redeemable noncontrolling interests	(61,684)	3,749	2,244		(55,691)
Net loss attributable to redeemable noncontrolling interests	(146)	—	—		(146)
Net income (loss) attributable to common shareholders	$(61,538)	$3,749	$2,244		$(55,545)

Loss per share of common stock:
Basic	$(0.41)				$(0.37)
Diluted	$(0.41)				$(0.37)

Weighted average common shares outstanding:
Basic	150,056				150,056
Diluted	150,056				150,056

NOTES TO THE UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Note 1 — Basis of Presentation

The unaudited pro forma condensed combined financial information and related notes have been prepared in accordance with Article 11 of Regulation S-X as amended and are based on the historical consolidated financial statements of Helix and the historical combined financial statements of Alliance as adjusted to give effect to the Acquisition. The unaudited pro forma condensed combined balance sheet as of June 30, 2022 gives effect to the Acquisition as if it had been consummated on June 30, 2022. The unaudited pro forma condensed combined statements of operations for the six months ended June 30, 2022 and the year ended December 31, 2021 give effect to the Acquisition as if it had been consummated on January 1, 2021.

The unaudited pro forma condensed combined financial information has been prepared using the acquisition method of accounting in accordance with Accounting Standards Codification Topic 805, Business Combinations, (“ASC 805”). For purposes of the unaudited pro forma condensed combined balance sheet, the purchase price consideration has been allocated to the assets acquired and liabilities assumed of Alliance based upon preliminary estimate of their fair values as of the acquisition date. Accordingly, the purchase price allocation and related adjustments reflected in the unaudited pro forma condensed combined financial information are preliminary and subject to revision as further analyses are completed and additional information becomes available. The purchase price consideration as well as the estimated fair values of the assets acquired and liabilities assumed will be finalized as soon as practicable, but no later than one year from the closing of the Acquisition.

Management believes that the assumptions used provide a reasonable basis for presenting the significant effects of the Acquisition, and that the pro forma adjustments in the unaudited pro forma condensed combined financial information give appropriate effect to those assumptions.

Note 2 — Preliminary Purchase Price Allocation

The following table summarizes the components of the preliminary estimated purchase price and related allocation (in thousands):

Cash consideration	$118,887
Contingent consideration	26,700
Total fair value of consideration transferred	$145,587

Assets acquired:
Cash and cash equivalents	$6,336
Restricted cash	345
Accounts receivable	43,378
Other current assets	3,977
Property and equipment	118,513
Operating lease right-of-use assets	1,205
Intangible assets	1,500
Other assets	2,133
Total assets acquired	$177,387
Liabilities assumed:
Accounts payable	$20,370
Accrued liabilities	3,128
Operating lease liabilities	1,205
Deferred tax liabilities	7,097
Total liabilities assumed	31,800
Net assets acquired	$145,587

Note 3 — Transaction Accounting Adjustments

The following describes the transaction accounting adjustments related to the Acquisition that are necessary to account for the adjustment and have been included in the unaudited pro forma condensed combined financial information. The pro forma adjustments are based on preliminary estimates and valuations that could change significantly as additional information is obtained.

Balance Sheet Adjustments

A.	Represents the cash consideration transferred at the closing of the Acquisition.
B.	Represents the adjustment to reflect the preliminary fair value of accounts receivable acquired.
C.	Represent the elimination of historical due from/to related parties, due to members and members’ deficit balances of Alliance that were settled as part of the Acquisition.
D.	Represent the adjustments to reflect the preliminary fair value of property and equipment acquired, consisting of the following (in thousands):

		Preliminary
		Estimated
		Weighted Average
	Preliminary	Useful Life
	Fair Value	(in years)
Total preliminary fair value of acquired property and equipment	$118,513	10
Less: historical property and equipment of Alliance	65,024
Transaction accounting adjustment	$53,489

E.	Represents the preliminary fair value of intangible assets acquired, consisting of the following (in thousands):

		Preliminary
		Estimated
	Preliminary	Useful Life
	Fair Value	(in years)
Trade names	$1,500	10
Transaction accounting adjustment	$1,500

F.	Represents the accrual of transaction costs incurred after June 30, 2022.
G.	Represents the elimination of long-term debt that was paid off as part of the Acquisition.
H.	Represents the adjustment to deferred income taxes at a statutory rate of 21%, consisting of the following (in thousands):

Preliminary
Estimated
Amount
Deferred taxes from book tax difference of acquired assets and liabilities	$7,097
Deferred taxes related to transaction cost accrual	(384)
Transaction accounting adjustment	$6,713

I.	Represents the preliminary fair value of the contingent consideration included in consideration transferred. The Acquisition requires an earn-out payment be made in 2024 based on the Earnings Before Interest, Taxes and Depreciation (EBITDA) for 2022 and 2023 relative to certain amounts as defined and established in the Purchase Agreement. The earn-out is not capped and could be zero if those targets are not achieved.

Statements of Operations Adjustments

A.	Represents adjustments to increase depreciation and amortization related to the preliminary fair value estimates of acquired property and equipment and intangible assets, consisting of the following (in thousands):

	Six Months Ended	Year Ended
	June 30, 2022	December 31, 2021
Depreciation expense based on preliminary fair value of acquired property and equipment	$5,926	$11,851
Amortization expense based on preliminary fair value of acquired intangible assets	75	150
Less: historical depreciation expense of property and equipment of Alliance	(5,809)	(10,597)
Transaction accounting adjustment	$192	$1,404

B.	Represents the elimination of historical interest expense on long-term debt of Alliance that was paid off as part of the Acquisition.
C.	Represents the income tax impact of the transaction accounting adjustments at a statutory rate of 21%.
D.	Represents the adjustment related to Purchaser’s transaction costs incurred after June 30, 2022. These costs will not affect the statement of operations beyond 12 months from the acquisition date.